UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SUPERVALU INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with its 2018 Annual Meeting of Stockholders, SUPERVALU INC. (“SUPERVALU”) is making the following disclosures:

SUPERVALU plans to file with the SEC and mail to its stockholders a definitive proxy statement and accompanying definitive WHITE proxy card in connection with its 2018 Annual Meeting of Stockholders. The definitive proxy statement will contain important information about SUPERVALU, the 2018 Annual Meeting of Stockholders and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

SUPERVALU, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from SUPERVALU’s stockholders in connection with the matters to be considered at its 2018 Annual Meeting of Stockholders. Information regarding the names of SUPERVALU’s directors and executive officers and their respective interests in SUPERVALU by security holdings or otherwise is set forth in SUPERVALU’s definitive proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on June 5, 2017. To the extent holdings of such participants in SUPERVALU’s securities have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, if any, by security holdings or otherwise, will also be included in the definitive proxy statement for the 2018 Annual Meeting of Stockholders, the accompanying definitive WHITE proxy card and other relevant solicitation materials and in Form 3s and Form 4s filed by SUPERVALU’s directors and executive officers after the date of the definitive proxy statement. These documents (when they become available), and any and all documents filed by SUPERVALU with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov.